UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 9, 2010

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East
Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)
(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On April 9, 2010, Halliburton Company, a Delaware corporation (“Halliburton”), Gradient, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Halliburton (“Merger Sub”), and Boots & Coots, Inc., a Delaware corporation (“Boots & Coots”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Boots & Coots will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly-owned subsidiary of Halliburton (the “Merger”). The Merger Agreement and the Merger have been approved by the Boards of Directors of both Halliburton and Boots & Coots.
     Under the Merger Agreement, Boots & Coots stockholders will receive consideration valued at approximately $3.00 per share for each share of Boots & Coots common stock, par value $0.00001 per share, comprised of $1.73 in cash and $1.27 in shares of Halliburton common stock, par value $2.50 per share, subject to adjustment to achieve the intended tax consequences of the merger and subject to an election feature.
     Boots & Coots stockholders may elect to receive consideration consisting of cash, shares of Halliburton common stock or a combination of both in exchange for their shares of Boots & Coots common stock, subject to a proration feature. Subject to modification in order to achieve the intended tax consequences of the Merger, Boots & Coots stockholders electing to receive a mix of cash and stock consideration and non-electing stockholders will receive (1) $1.73 in cash and (2) a fraction of a share of Halliburton common stock equal to an exchange ratio, which will be calculated by dividing $1.27 by the volume weighted average trading price of a share of Halliburton common stock during the five-day trading period ending on the second full trading day immediately prior to the effective date of the Merger (the “Halliburton five-day average price”), for each share of Boots & Coots common stock they own. Subject to proration, (i) Boots & Coots stockholders electing to receive all cash will receive $3.00 for each share of Boots & Coots common stock they own and (ii) Boots & Coots stockholders electing to receive only Halliburton common stock will receive a fraction of a share of Halliburton common stock equal to an exchange ratio, which will be calculated by dividing $3.00 by the Halliburton five-day average price, for each share of Boots & Coots common stock they own. The number of shares of Halliburton common stock to be issued to Boots & Coots stockholders receiving either all stock or a mix of cash and stock consideration will be determined based upon the Halliburton five-day average price.
     At the effective time of the Merger, each outstanding option to purchase shares of Boots & Coots common stock and each outstanding stock appreciation right (“SAR”) with respect to a share of Boots & Coots common stock, whether or not then exercisable or vested, will be converted into an obligation of Halliburton to pay the option or SAR holder an amount in cash equal to the product of (1) the number of shares of Boots & Coots common stock subject to the option or SAR, as applicable, and (2) the excess, if any, of $3.00 over the exercise price per share previously subject to such option or SAR. Immediately prior to the effective time of the Merger, each outstanding award of Boots & Coots restricted stock will become fully vested, and each holder will have the right to make the same elections as a holder of Boots & Coots common stock.
     Completion of the Merger is conditioned upon: (1) approval by Boots & Coots’ stockholders; (2) the absence of any law or order prohibiting the closing; (3) regulatory approvals, including expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (4) subject to certain exceptions, the accuracy of representations and warranties and the performance of covenants; (5) the effectiveness of a registration statement on Form S-4 that will be filed by Halliburton for the issuance of shares of its common stock in the Merger and the authorization of the listing of those shares on the New York Stock Exchange; (6) the delivery of customary opinions from counsel to Halliburton and Boots & Coots that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes; (7) subject to certain exceptions, that neither Jerry L. Winchester nor Dewitt H. Edwards cease to be employed by Boots & Coots or express any intention to terminate his employment or decline to accept employment with a Halliburton subsidiary and (7) other closing conditions.
     Boots & Coots and, to a lesser extent, Halliburton, have made customary representations, warranties and covenants in the Merger Agreement. Boots & Coots has generally covenanted (1) to conduct its business in the ordinary course; (2) to hold a meeting of its stockholders to consider approval of the Merger Agreement and the transactions contemplated by the Merger Agreement; (3) subject to certain exceptions, for its board of directors to recommend approval by the stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement; (4) not to solicit proposals relating to alternative business combination transactions; and (5) subject to certain exceptions, not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.
     The Merger Agreement contains certain termination rights for both Halliburton and Boots & Coots. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, Boots & Coots may be required to pay Halliburton a termination fee of $10.0 million. The Merger Agreement also provides for the reimbursement of up to $1.5 million of a party’s expenses if the Merger Agreement is terminated under specified circumstances.
     The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.
     The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Halliburton or Boots & Coots. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Halliburton or Boots & Coots. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Halliburton’s or Boots & Coots’ public disclosures.
     Press Release
     On April 9, 2010, Halliburton and Boots & Coots issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Forward-Looking Statements
     Statements in this report that are not historical statements, including statements regarding future performance, the merger (including the valuation, benefits, results, effects and timing thereof), the attributes of Boots & Coots’ role as a subsidiary of Halliburton and whether and when the transactions contemplated by the merger agreement will be consummated, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Halliburton’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the failure to receive the approval of Boots & Coots’ stockholders; satisfaction of the conditions to the closing of the merger; costs and difficulties related to integration of Boots & Coots’ businesses and operations; delays, costs and difficulties relating to the merger; results of cash/stock elections of Boots & Coots’ stockholders; changes in the demand for or price of oil and/or natural gas which has been significantly impacted by the worldwide recession and the worldwide financial and credit crisis; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity; potential adverse proceedings by such agencies; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to radioactive sources, explosives, and chemicals; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; unsettled political conditions, war, and the effects of terrorism, foreign operations, and foreign exchange rates and controls; weather-related issues including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; impairment of oil and gas properties; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability of raw materials; and

integration of acquired businesses and operations of joint ventures. Halliburton’s and Boots & Coots’ reports on Form 10-K for the year ended December 31, 2009, recent Current Reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect the business, results of operations, and financial condition. Halliburton and Boots & Coots undertake no obligation to revise or update publicly any forward-looking statements for any reason.
     Additional Information
     In connection with the proposed merger, Halliburton and Boots & Coots intend to file materials relating to the transaction with the SEC, including a registration statement of Halliburton, which will include a prospectus of Halliburton and a proxy statement of Boots & Coots. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HALLIBURTON, GRADIENT AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus when they are available and other documents containing information about Halliburton and Boots & Coots, without charge, at the SEC’s web site at www.sec.gov. Copies of Halliburton’s SEC filings may also be obtained for free by directing a request to (281) 871-2688 or investors@halliburton.com. Copies of the Boots & Coots’ SEC filings may also be obtained for free by directing a request to (281) 931-8884 or jtweeton@boots-coots.com.
     Participants in Solicitation
     Halliburton and Boots & Coots and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Boots & Coots’ stockholders in respect of the merger. Information about these persons can be found in Halliburton’s proxy statement relating to its 2010 Annual Meeting of Stockholders, as filed with the SEC on April 5, 2010, Boots & Coots’ proxy statement relating to its 2009 Annual Meeting of Stockholders, as filed with the SEC on April 22, 2009, and Boots & Coots’ Current Reports on Form 8-K, as filed with the SEC on July 2, 2009 and March 5, 2010. These documents can be obtained free of charge from the sources indicated above. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger will be included in the registration statement and the proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

2.1*	Agreement and Plan of Merger dated April 9, 2010, by and among Halliburton Company, Gradient, LLC and Boots & Coots, Inc.

99.1	Joint Press Release issued by Halliburton Company and Boots & Coots, Inc., dated April 9, 2010, announcing entry into the Merger Agreement

*	The Agreement and Plan of Merger filed as Exhibit 2.1 omits the disclosure schedules to the Merger Agreement. Halliburton agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY
Date: April 9, 2010	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Agreement and Plan of Merger dated April 9, 2010, by and among Halliburton Company, Gradient, LLC and Boots & Coots, Inc.

99.1	Joint Press Release issued by Halliburton Company and Boots & Coots, Inc., dated April 9, 2010, announcing entry into the Merger Agreement

*	The Agreement and Plan of Merger filed as Exhibit 2.1 omits the disclosure schedules to the Merger Agreement. Halliburton agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.